Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

The following table lists the direct and indirect subsidiaries of BlackRock, Inc. as of December 31, 2015*.

Name of Subsidiary	Jurisdiction/State of Incorporation
52nd Street Capital Advisors. LLC	Delaware
Acero C.V.	Netherlands
Acero Coöperatif U.A.	Netherlands
Acero Dutch Holdco II, LLC	Delaware
Acero Dutch Holdco, LLC	Delaware
Acero Holdings I B.V.	Netherlands
Acero Holdings II, BV	Netherlands
BAA Holdings, LLC	Delaware
BlackRock (Channel Islands) Limited	Jersey
BlackRock (Hong Kong) Limited	Hong Kong
BlackRock (Isle of Man) Holdings Limited	Isle of Man
BlackRock (Isle of Man) Limited	Isle of Man
BlackRock (Luxembourg) S.A.	Luxembourg
BlackRock (Netherlands) B.V.	Netherlands
BlackRock (Singapore) Holdco Pte. Limited	Singapore
BlackRock (Singapore) Limited	Singapore
BlackRock Advisors (UK) Limited	United Kingdom
BlackRock Advisors Singapore Pte. Limited	Singapore
BlackRock Advisors, LLC	Delaware
BlackRock Asia-Pac Holdco, LLC	Delaware
BlackRock Asset Management Canada Limited	Canada
BlackRock Asset Management Deutschland AG	Germany
BlackRock Asset Management International Inc.	Delaware
BlackRock Asset Management Investors Services Limited	United Kingdom
BlackRock Asset Management Ireland Limited	Ireland
BlackRock Asset Management North Asia Limited	Hong Kong
BlackRock Asset Management Schweiz AG	Switzerland
BlackRock Asset Management UK Limited	United Kingdom
BlackRock Australia Holdco Pty. Ltd.	Australia
BlackRock Brasil Gestora de Investimentos Ltda.	Brazil
BlackRock Cal 1 Investor, LLC	Delaware
BlackRock Canada Holdings LP	Canada
BlackRock Canada Holdings, ULC	Canada
BlackRock Capital Holdings, Inc.	Delaware
BlackRock Capital Management, Inc.	Delaware
BlackRock Cayco Limited	Cayman Islands
BlackRock Cayman Capital Holdings Limited	Cayman Islands
BlackRock Cayman Finco Limited	Cayman Islands
BlackRock Channel Island Holdco Limited	Jersey
BlackRock Chile Asesorias Limitada	Chile
BlackRock Chile Holdings Inversiones Limitada	Chile
BlackRock Colombia Holdco, LLC	Delaware
BlackRock Colombia SAS	Colombia
BlackRock Company Secretarial Services (UK) Limited	United Kingdom
BlackRock Corporation US Inc.	California
BlackRock Delaware Holdings Inc.	Delaware
BlackRock Europe Development Management Limited	Cyprus
BlackRock Execution Services	California
BlackRock Executor & Trustee Co. Limited	United Kingdom
BlackRock Finance Europe Limited	United Kingdom
BlackRock Financial Management, Inc.	Delaware
BlackRock Finco UK Ltd.	United Kingdom
BlackRock Finco, LLC	Delaware
BlackRock First Partner Limited	Jersey
BlackRock Fund Advisors	California
BlackRock Fund Management Company (Ireland) Limited.	Ireland
BlackRock Fund Management Company S.A.	Luxembourg
BlackRock Fund Managers Limited	United Kingdom
BlackRock Funding International, Ltd.	Cayman Islands
BlackRock Funds Services Group, LLC.	Delaware
BlackRock Group Limited	United Kingdom
BlackRock Group Limited – Luxembourg Branch	Luxembourg
BlackRock HK Holdco Limited	Hong Kong
BlackRock Holdco 2, Inc.	Delaware
BlackRock Holdco 3, LLC	Delaware
BlackRock Holdco 4, LLC	Delaware
BlackRock Holdco 5, LLC	Delaware
BlackRock Holdco 6, LLC	Delaware
BlackRock Holdings (Schweiz) AG	Switzerland
BlackRock Index Services, LLC.	Delaware
BlackRock Institutional Services, Inc.	Delaware

Name of Subsidiary	Jurisdiction/State of Incorporation
BlackRock Institutional Trust Company, National Association	United States
BlackRock International Holdings, Inc.	Delaware
BlackRock International Limited	Scotland
BlackRock Investment Management (Australia) Limited	Australia
BlackRock Investment Management (Dublin) Limited	Ireland
BlackRock Investment Management (Korea) Limited	Korea
BlackRock Investment Management (Taiwan) Limited	Taiwan
BlackRock Investment Management (UK) Limited	United Kingdom
BlackRock Investment Management Ireland Holdings Limited	Ireland
BlackRock Investment Management, LLC	Delaware
BlackRock Investments, LLC	Delaware
BlackRock Japan Co., Ltd.	Japan
BlackRock Japan Holdings GK	Japan
BlackRock Jersey Finco 1 Limited	Jersey
BlackRock Jersey Finco 2 Limited	Jersey
BlackRock Life Limited	United Kingdom
BlackRock Lux Finco S.à r.l.	Luxembourg
BlackRock Luxembourg Holdco S.à r.l.	Luxembourg
BlackRock Mexican Holdco, LLC	Delaware
Blackrock México Infraestructura I, S. de R.L. de C.V.	Mexico
Blackrock México Infraestructura II, S. de R.L. de C.V.	Mexico
BlackRock Mortgage Ventures, LLC	Delaware
BlackRock Niagara LLC	Delaware
BlackRock Operations (Luxembourg) S.à r.l.	Luxembourg
BlackRock Overseas Investment Fund Management (Shanghai) Co., Ltd.	China
BlackRock Pensions Limited	United Kingdom
BlackRock Pensions Nominees Limited	United Kingdom
BlackRock Property Asia Limited	Hong Kong
BlackRock Property Consulting (Beijing) Co., Ltd.	China
BlackRock Property France S.a.r.l	France
BlackRock Property Germany GmbH	Germany
BlackRock Property Lux S.à.r.l.	Luxembourg
BlackRock Property Malaysia Sdn. Bhd.	Malaysia
BlackRock Property Singapore Pte. Ltd.	Singapore
BlackRock Realty Advisors, Inc.	Delaware
BlackRock Services India Private Limited	India
BlackRock Slovakia s.r.o.	Slovakia
BlackRock Trident Holding Company Limited	Ireland
BlackRock UK 1 LP	United Kingdom
BlackRock UK 2 LLP	United Kingdom
BlackRock UK 3 LLP	United Kingdom
BlackRock UK 4 LLP	United Kingdom
BlackRock UK A LLP	United Kingdom
BlackRock UK Holdco Limited	United Kingdom
BR Acquisition Mexico S.A. de C.V.	Mexico
BR Jersey International Holdings L.P.	Jersey
Grosvenor Alternate Partner Limited	United Kingdom
Grosvenor Ventures Limited	United Kingdom
HLX Financial Holdings, LLC	Delaware
Impulsora y Promotora BlackRock Mexico, S.A. de C.V.	Mexico
iShares (DE) I Investmentaktiengesellschaft mit Teilgesellschaftsvermögen	Germany
iShares Delaware Trust Sponsor LLC	Delaware
Mercury Carry Company Ltd.	Isle of Man
Mercury Private Equity MUST 3 (Jersey) Limited	Jersey
Portfolio Administration & Management Ltd.	Cayman Islands
Prestadora de Servicios Integrales BlackRock Mexico, S.A. de C.V.	Mexico
St. Albans House Nominees (Jersey) Ltd.	Jersey
Tlali Acero, S.A. de C.V., SOFAM	Mexico
Trident Merger, LLC	Delaware
Xulu, Inc.	Delaware
*	Certain subsidiaries that are not significant have been omitted.